INVESCO VAN KAMPEN CAPITAL GROWTH FUND                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-3826
SERIES NO.:        11

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               258,409
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                29,089
          Class C                11,983
          Class R                   238
          Class Y                 8,531
          Institutional Class     4,709

74V.    1 Net asset value per share (to nearest cent)
          Class A               $ 10.35
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $ 10.11
          Class C               $ 10.01
          Class R               $ 10.65
          Class Y               $ 10.84
          Institutional Class   $ 10.84